Exhibit 99.1

Investor Relations Contact:	Public Relations Contact:
James Carbonara Hayden IR (646)755-7412 james@haydenir.comor ir@augme.com	Adam Curtis Abel Communications (410) 843-3822 adam@abelcommunications.com

Augme Technologies, Inc. Reports FiscalFirst Quarter Results

NEW YORK, NY – July 10, 2013 -- Augme® Technologies, Inc. (OTCBB: AUGT) (“Augme”) and its wholly owned subsidiary, Hipcricket®, Inc. (“Hipcricket”) (collectively “the Company”), a technology leader in mobile marketing and advertising, announces its operating results for the first quarter ended May 31, 2013.

First Quarter Highlights

•	First quarter revenue increased 15.5% to $5.9 million from $5.1 million in the same period last year.
•	As of May 31, 2013, backlog increased 9.4% to $19.0 million from $17.4 million compared to May 31, 2012.
•	First quarter bookings (the dollar value of contracts signed during the first quarter) decreased 1.7% to $6.4million from $6.5 million in the same period last year.
•	Average annual revenue per customer increased 49% to approximately $101,000 from $68,000 on a trailing twelve month basis.
•	Secured a $5.0 million credit facility with Silicon Valley Bank.

Ivan Braiker, CEO of Augme commented, “We achieved year over year double digit growth in the first quarterand we believe many of the changes we made during the quarter including solidifying management, continuing to focus on operational efficiency, and securing significant new customer relationships will position us to accelerate growth for the balance of the year. These efforts have continued into the second quarter. We haveexpanded our sales team to keep up with the increased interest in our mobile engagement solutions. We also appointed Doug Stovall asChief Operating Officer. Doug is an accomplished, vigorous business leader, who I believe is the perfect fit as we propel the business to the next phase.Over the balance of the year, we expect to increase our depth and breadth of business with our existing customers, which include 23 of the Fortune 100 companies, as well as add new clients.”

Outlook
For the full fiscal year 2014 Augme reiterates previous guidance that it expects revenue to be in the range of $34.0 - 35.3 million.

First Quarter Financial Results

Revenue for first quarter of fiscal 2014 increased to $5.9 million, from $5.1 million for first quarter of fiscal 2013, an increase of 15.5%.

Mobile advertising revenues were 36% of total revenues in first quarter fiscal 2014 compared with 27% in first quarter fiscal 2013.

Operating expenses for the first quarter of fiscal 2014 was $9.3 million compared to $10.7 million in first quarter fiscal 2013. Non-GAAP operating expenses, defined as total operating expenses adjusted for non-cash charges for first quarter fiscal 2014 decreased to $7.0 million from $7.8 million for first quarter fiscal 2013.

Net loss for first quarter of fiscal 2014 was $6.0 million, or $(0.05) cents per share, compared to a net loss of $4.9 million, or $(0.05) cents per share, for the first quarter of fiscal 2013. Net loss for the first quarter of 2013 included a deferred income tax benefit associated with our acquisition of GEOS Communications IP Holdings, Inc. which reduced net loss by $2.6 million. Excluding non-cash charges, the non-GAAP loss for first quarter fiscal 2014 was $3.7 million compared with $4.7 million for first quarter fiscal 2013.

Cash and cash equivalents as of May 31, 2013 was $1.4 million.

Operating results and non-cash charges are as follows:

Non-GAAP information and reconciliation to comparable GAAP financial measures (unaudited):

This press release includes financial measures defined as non-GAAP financial measures by the SEC. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles accepted in the United States of America ("GAAP"). Generally, a non-GAAP financial measure is a numerical measure that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. We supplement our GAAP disclosures with Non-GAAP Operating Expenses and Non-GAAP Earnings (Losses). These amounts exclude non-cash items including share-based compensation expense, depreciation and amortization (including impairment charges), and acquisition related deferred income tax benefits. The following table reconciles Non-GAAP Operating Expenses and Non-GAAP Earnings (Losses) to the comparable GAAP measures:

	3 months ended
	May 31,
Non-GAAP Operating Expenses	2013	2012
Total Operating Expense	9,277,464	10,706,047
Share-based compensation expense	(1,051,901)	(1,410,627)
Depreciation and amortization	(1,275,190)	(1,494,681)
Total Non-GAAP Operating Expenses:	6,950,373	7,800,739

	3 months ended
	May 31,
Earnings before non-cash charges	2013	2012
Net loss as reported (GAAP)	(6,015,204)	(4,942,273)
Share-based compensation expense	1,051,901	1,410,627
Depreciation and amortization	1,275,190	1,494,681
Deferred income tax benefits	-	(2,618,723)
Earnings before non-cash charges	(3,688,113)	(4,655,688)

Management will host a conference call today at 4:30 p.m. ET.

To join the conference call, please dial 877-941-1427 (domestic call-in) or 480-629-9664 (international call-in).

A live webcast and replay will be available in the investor events section of Augme's website (http://augme.com/investor_events). All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 7:30 p.m. ET on July 10, 2013 until 11:59 p.m. ET on July 17, 2013 by calling 877-870-5176 (domestic) or 858-384-5517 (international) and entering confirmation # 4628897. An archived replay of the conference call will also be available in the investor eventssection of the company's website.

About Augme Technologies, Inc.

Augme® Technologies, Inc. (OTCBB: AUGT), and its wholly-owned subsidiary Hipcricket, provides a customer engagement platform that empowers brands, agencies and media properties to engage customers, drive loyalty and increase sales via mobile. Hipcricket’s customers connect with consumers across every mobile channel, including SMS, 2D/QR codes, mobile websites, advertising networks, social media and branded apps. Hipcricket’s proven technology, strategic and marketing services and experienced account management teams have provided measurable success to a broad range of national and regional brand-name leaders (e.g., MillerCoors, Clear Channel) across an industry-leading 250,000+ campaigns.

Augme is headquartered in Kirkland, WA, with operations in New York City, Atlanta, Dallas, Los Angeles, San Francisco, Chicago, and Miami. For more information visit www.augme.com or www.hipcricket.com.

Augme Technologies™, Hipcricket®, Augme®, AD LIFE®, BOOMBOX®, AD SERVE® and the Augme logo are trademarks of Augme Technologies, Inc. All rights reserved. 2009-13.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive position, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in ourForm 10-K for the year ended February 28, 2013, and more recent reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended May 31, 2013. Our forward-looking statements speak only as of the date of this release. We undertake no obligation to update or revisesuch forward-looking statements to reflect new information or future events or developments.

# # #

	May 31, 2013 (unaudited)	February 28, 2013

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,404,352	$4,352,691
Restricted cash	214,543	214,455
Accounts receivable, net	5,160,619	5,707,019
Prepaid expenses and other current assets	651,354	772,029
Total current assets	7,430,868	11,046,194

Intangible assets available for sale	3,500,000	3,500,000
Property and equipment, net	48,088	82,737
Goodwill	35,060,183	35,060,183
Intangible assets, net	24,798,789	25,812,037
Deposits	250,806	238,011

TOTAL ASSETS	$71,088,734	$75,739,162

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,322,839	$4,812,086
Accrued liabilities	2,119,404	2,614,365
Deferred revenue	1,111,781	851,847
Line of credit	1,000,000	-
Total current liabilities	8,554,024	8,278,298

LONG TERM LIABILITIES:
Deferred income tax liability, net	3,517,652	3,517,652
Accrued liabilities	65,535	82,002

TOTAL LIABILITIES	12,137,211	11,877,952

Commitments and contingencies

STOCKHOLDERS' EQUITY:
Common stock, $.0001 par value; 250,000,000 shares authorized; 129,685,756 and 129,554,226 shares issued and outstanding, respectively.	12,969	12,955
Additional paid-in capital	176,347,302	175,241,799
Accumulated deficit	(117,408,748)	(111,393,544)
Total stockholders' equity	58,951,523	63,861,210

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$71,088,734	$75,739,162

	Three Months Ended
	May 31,
	2013	2012
		(Restated)

REVENUE	$5,865,564	$5,078,351

COST OF REVENUES	2,602,503	1,935,945

OPERATING EXPENSES:
Selling and marketing	3,337,133	3,592,537
Technology and develoment	1,988,229	2,176,822
General and administrative	2,676,912	3,442,007
Depreciation and amortization	1,275,190	1,494,681
Total operating expenses	9,277,464	10,706,047

LOSS FROM OPERATIONS	(6,014,403)	(7,563,641)

OTHER INCOME (EXPENSE):
Interest income (expense), net	(801)	2,645
NET LOSS BEFORE INCOME TAXES	(6,015,204)	(7,560,996)

Income tax benefit	-	2,618,723

NET LOSS	$(6,015,204)	$(4,942,273)

NET LOSS PER SHARE - Basic and diluted	$(0.05)	$(0.05)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	129,595,547	94,489,673

	Three Months Ended
	May 31,
	2013	2012
		(Restated)
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(6,015,204)	$(4,942,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,275,190	1,494,681
Bad debt expense	-	23,145
Common stock issued for services	46,251	-
Deferred income tax benefits	-	(2,618,723)
Loss on sale or disposal of fixed assets	895	-
Share-based compensation expense	1,051,901	1,410,627
Changes in operating assets and liabilities:
Accounts receivable	546,400	(15,313)
Prepaid expenses and other current assets	120,675	(65,579)
Interest on restricted cash	(88)	-
Deposits	(12,795)	113,633
Accounts payable and accrued liabilities	(979,342)	697,608
Deferred revenue	259,934	(190,356)
Long-term liabilities	(16,467)	(20,313)
NET CASH USED IN OPERATING ACTIVITIES	(3,722,650)	(4,112,863)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for purchase of patents	(45,520)	(566,983)
Cash paid for patent defense costs	(182,669)	(1,393,222)
Cash paid for acquisition related contingent consideration	-	(2,000,000)
Cash paid for long-term investment	-	(200,000)
NET CASH USED INVESTING ACTVITIES:	(228,189)	(4,160,205)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from line of credit	1,000,000	-
Proceeds received from the exercise of stock options and warrants, net	2,500	86,883
NET CASH PROVIDED BY FINANCING ACTIVITEIS	1,002,500	86,883

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,948,339)	(8,186,185)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,352,691	11,428,825
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,404,352	$3,242,640

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$889	$-
Income taxes paid	-	-
Non-cash investing activity:
Stock issued for asset purchase	-	3,813,953